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                                  EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

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
                                             State or Other Jurisdiction
Name of Subsidiary                         of Incorporation or Organization
------------------                         --------------------------------
The Brunton Company                                     Wyoming
Canyon Homesteads, Inc.                                 Utah
Colorado Mineral Belt Joint Venture                     Colorado
Crested Corp.                                           Colorado
Energx, Ltd.                                            Wyoming
First-N-Last LLC                                        Utah
Four Nines Gold Inc.                                    Colorado
Green Mountain Mining Venture                           Wyoming
Jeffrey City Homeowners Association, Inc.               Wyoming
Plateau Resources Limited                               Utah
Ruby Mining Company                                     Colorado
Sheep Mountain Partners                                 Colorado
Sutter Gold Mining Co.                                  Wyoming
Ticaboo Development Inc.                                Utah
U.S. Energy 1977 Minerals Program, Ltd.                 Colorado
U.S. Energy 1978 Minerals Program, Ltd.                 Colorado
USECC Gold Limited Liability Company                    Wyoming
USECC Joint Venture                                     Wyoming
Western Executive Air, Inc.                             Wyoming
ZX, Ltd.                                                Colorado
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